Exhibit 15.1

VivoPower International PLC

Blackwell House

Guildhall Yard

London

EC2V 5AE

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-276509 on Form F-3 and No. 333-281085 on Form S-8 of our report dated December 19, 2024 relating to the consolidated financial statements of VivoPower International PLC, appearing in this Annual Report on Form 20-F.

Yours truly,

/s/PKF Littlejohn LLP

PKF Littlejohn LLP

London, United Kingdom

November 6, 2025